                                                                 EXECUTION COPY

                        ADMINISTRATIVE SERVICES AGREEMENT

                                     Between

                        JOHN ALDEN LIFE INSURANCE COMPANY

                                       and

                        SUNAMERICA LIFE INSURANCE COMPANY

                              Dated: March 31, 1997

                                TABLE OF CONTENTS

                                                                                                                 Page

ARTICLE 1         APPOINTMENT OF THE COMPANY; SERVICES AND AUTHORITY............................................  2
                  1.1      Engagement...........................................................................  2
                  1.2      General Description of the Services..................................................  2
                  1.3      Performance by Affiliates............................................................  3
                  1.4      Controlled Disbursement Account......................................................  3
                  1.5      Monthly Accounting. .................................................................  3
                  1.6      Maintenance of Books and Records.....................................................  3
                  1.7      Novation Report......................................................................  5
                  1.8      Claims-Payment Instructions..........................................................  5
                  1.9      Complaint-Handling Procedure.........................................................  5
                  1.10     Filings..............................................................................  6

ARTICLE 2         COMPENSATION; PAYMENT.........................................................................  6

ARTICLE 3         TERM AND TERMINATION..........................................................................  6
                  3.1      Term.................................................................................  6
                  3.2      Termination for Breach...............................................................  7
                  3.3      Termination for Receivership.........................................................  7
                  3.4      Other Termination Events.............................................................  7

ARTICLE 4         REPRESENTATIONS...............................................................................  7

ARTICLE 5         INDEPENDENT CONTRACTOR........................................................................  8

ARTICLE 6         INTENTIONALLY DELETED.........................................................................  8

ARTICLE 7         FORCE MAJEURE.................................................................................  8

ARTICLE 8         HOLD HARMLESS.................................................................................  9

ARTICLE 9         MISCELLANEOUS................................................................................. 10
                  9.1      Notices.............................................................................. 10
                  9.2      Entire Agreement..................................................................... 12
                  9.3      Amendments........................................................................... 13
                  9.4      Waivers.............................................................................. 13
                  9.5      Governing Law........................................................................ 13
                  9.6      Arbitration.......................................................................... 14
                  9.7      Certain Definitions.................................................................. 15
                  9.8      Binding Effect; Assignment; Third Party Beneficiaries................................ 15
                  9.9      Severability......................................................................... 16

                                TABLE OF CONTENTS

                                    (cont'd)

                                                                                                                Page

                  9.10     Headings............................................................................. 16
                  9.11     Counterparts......................................................................... 16
                  9.12     Further Assurances................................................................... 17

SCHEDULES:

         Schedule 1.1 - Services

                        ADMINISTRATIVE SERVICES AGREEMENT

         ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") dated March 31, 1997 (the "Effective Date") between John Alden Life Insurance Company, a Minnesota corporation ("JALIC"), and SunAmerica Life Insurance Company, an Arizona corporation (the "Company").

         WHEREAS, pursuant to an Asset Purchase and Sale Agreement dated as of November 29, 1996 (the "Asset Purchase Agreement") between the Company and JALIC, JALIC is selling to the Company certain assets used in JALIC's business of issuing, selling and administering annuity policies and related activities in the United States other than the State of New York;

         WHEREAS, pursuant to an Indemnity Reinsurance Agreement between the Company and JALIC dated concurrently herewith (the "Indemnity Reinsurance Agreement") JALIC has ceded on a 100% coinsurance basis all of JALIC's Insurance Liabilities arising under the Annuity Contracts and Additional Policies (as defined in the Indemnity Reinsurance Agreement; the Additional Policies together with the Annuity Contracts are hereinafter referred to as "Policies") after the Closing Date pending assumption of the Policies as contemplated in the Assumption Reinsurance Agreement between the Company and JALIC dated concurrently herewith; and

         WHEREAS, JALIC desires that the Company provide to JALIC administrative services, with respect to the Policies.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good, valuable and sufficient consideration including the consideration provided hereunder, the receipt of which is hereby acknowledged, JALIC and the

Company (collectively, the "Parties" and, sometimes individually a "Party"), intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

               APPOINTMENT OF THE COMPANY; SERVICES AND AUTHORITY

         1.1 Engagement. For the term of the Agreement, JALIC hereby engages the Company to perform and provide the technical and administrative service, assistance and support functions described in Schedule 1.1 attached hereto (the "Services"). The Company hereby accepts such appointment.

         1.2 General Description of the Services. The purpose of this Agreement is to set forth the terms upon which the Company shall provide to JALIC the Services. The Company shall provide the Services in a manner consistent with the then current prevailing standards of the life insurance industry. Services that are consistent with (i) the Company's past practices and (ii) the Company's current prevailing standards with regard to administering its own annuity policies which are similar to the Policies shall be conclusively deemed consistent with industry standards; provided, however, that the Company shall have the discretion to make such changes to such practices that the Company reasonably deems appropriate, so long as such Services continue to be provided in a manner consistent with (i) the current prevailing standards of the life insurance industry and (ii) the current standards of the Company with regard to administering its own annuity policies similar to the Policies.

         1.3 Performance by Affiliates. The Parties recognize that the Services may include services which, by their nature, are more effectively to be provided by Affiliates of the Company or to Affiliates of JALIC. Subject to the next sentence of this Section 1.3, the Company shall, to the extent required in order for its Affiliates to provide such Services, cause its Affiliates to provide such Services hereunder as if such Affiliates were themselves parties hereto. In connection with the provision of such Services, the Company's Affiliates shall be entitled, as if such Affiliates were themselves parties hereto, to the benefits of (i) the limitations on liability set forth herein and (ii) the limitations on the obligation to provide Services set forth herein.

         1.4 Accounts. (a) The Company shall establish and fund on a timely basis a bank account (which need not be a segregated account) for purposes of making any and all payments to holders of Policies in the performance of the Services by the Company hereunder, including, but not limited to, all items set forth in Section 3.3 of the Indemnity Reinsurance Agreement.

                  (b) JALIC shall cooperate with the Company in any reasonable arrangement which will allow the Company to deposit checks made payable to JALIC in a Company bank account.

         1.5 Monthly Accounting. For the term of this Agreement, the Company shall provide JALIC with a monthly accounting (the "Monthly Accounting") relating to the Policies no later than ten (10) Business Days following the end of each calendar month. The Monthly Accounting shall contain such information relating to such cash flow transactions as are set forth on Schedule 1.5 hereto, including a statement of income received in connection with the Policies. Such
Schedule 1.5 shall also include a statement of monthly reserves for GAAP and SAP. The first Monthly Accounting shall be provided to JALIC no later than forty-five (45) Business Days after the date hereof and the final Monthly Accounting shall be provided to JALIC no later than ten (10) Business Days after the termination of this Agreement.

         1.6 Maintenance of Books and Records. (a) For the duration of this Agreement, the Company shall maintain books and records of all transactions pertaining to the Policies, including, but not limited to, any disbursement requests submitted in respect of the Policies and any documents relating thereto, any material communications relating to any Policy, any material communication with any regulatory authority, complaint logs and all data used by the Company in the performance of services required under this Agreement. These books and records shall be maintained, in all material respects, in accordance with any and all applicable Laws. All such books and records pertaining to a Policy shall be the property of the Company. The Company shall (i) allow JALIC, upon reasonable prior notice and during regular business hours, through its employees and other Representatives, at JALIC's expense to examine and make copies of such books and records for any reasonable business purpose, including, without limitation, the preparation or examination of Tax Returns, regulatory filings and financial statements and the conduct of any Action or the conduct of any regulatory, contract holder, participant or other dispute resolution, whether pending or threatened, at the Company's offices or other facilities or properties and (ii) maintain such books and records for JALIC's examination and copying. Access to such books and records shall be at JALIC's expense and may not unreasonably interfere with the Company's or any successor company's business operations and JALIC shall reimburse the Company for all reasonable out-of-pocket expenses incurred by the Company in copying such records. Upon termination of this Agreement, all books and records pertaining to Policies for which there has been no Novation (as defined in the Assumption Reinsurance Agreement) shall be delivered promptly to JALIC or such other Person as JALIC shall designate in writing.

                  (b) The Company shall back up and maintain its computer files used in the performance of the Services hereunder in the same manner that the Company presently backs up and maintains its existing computer files relating to annuity policies.

                  (c) The Company shall maintain facilities and procedures for safekeeping all records used in the performance of services under this Agreement of the same kind used to safekeep the Company's own records.

                  (d) Each Party and its representatives may audit and review the other's records relating to the Services provided hereunder during reasonable business hours and upon reasonable advance notice; provided, however, that such audit or review may be postponed during any such period if it will be unreasonably disruptive to the Party being audited or reviewed.

         1.7 Novation Report. Within 10 business days after the end of each month during the term of this Agreement, beginning with the month in which the first Novation of a Policy occurs, the Company shall provide to JALIC a report indicating all Policies that have been the subject of a Novation by the Company during the prior month.

         1.8 Claims-Payment Instructions. The Company at its own cost will perform during the term of this Agreement claims administration and processing of the Policies, including, without limitation, review, investigation, adjustment, settlement, defense and payment of claims, special investigation and anti-fraud compliance, and preparation of any report required by regulatory authorities concerning the foregoing services and will, in connection with such claims administration, retain, at its sole discretion and cost, any outside investigation firms, adjusters, attorneys or other professionals that the Company deems necessary in the adjustment of such claims. In regards to payment of claims regarding the Policies, the Company shall be entitled to rely on the express written contractual terms of the Policies and other books and records provided by JALIC.

         1.9 Complaint-Handling Procedure. The Parties will cooperate with each other in providing information necessary to respond to any inquiries and complaints concerning the Policies. The Company shall answer all inquiries and complaints received by it concerning a Policy. All inquiries and complaints concerning the Policies received by JALIC with respect to a Policy transitioned to the Company or converted to the Company's administrative system shall be immediately forwarded by facsimile or overnight mail to a contact person designated by the Company for reply. Initially, such contact person shall be James W. Rowan. Upon answering such inquiries or complaints, the Company will furnish JALIC with a copy of the complaint file. JALIC shall be solely responsible for maintaining any complaint files, complaint registers or other reports of any kind, which are required to be maintained under applicable Laws. JALIC shall also be responsible for preparing and submitting any other complaint filings as required by applicable Laws.

         1.10 Filings. The Company shall handle all compliance and regulatory matters relating to the administration of a Policy, including monitoring changes in applicable laws, implementing the appropriate and necessary changes to forms and rates as required by applicable Laws, filing and refiling forms and rates as required by applicable Laws, and preparing and filing all reports and other filings required by applicable Laws. The Company shall use its reasonable efforts to provide copies of all reports and filings with respect to a Policy required to be made with any governmental entity to JALIC.

                                    ARTICLE 2

                              COMPENSATION; PAYMENT

         There shall be no fee payable to the Company for Services provided to JALIC hereunder.

                                    ARTICLE 3

                              TERM AND TERMINATION

         3.1 Term. This Agreement shall commence upon the first Policy or Policies being transitioned to the Company or converted onto the Company's administrative system and shall continue with respect to Policies until such time as all of the liabilities under the Policies have been satisfied or a Novation has occurred or unless earlier terminated pursuant to Sections 3.2, 3.3 or 3.4 below and shall terminate as to each Policy on the effective date of the Novation of such Policy pursuant to the Assumption Reinsurance Agreement. Upon any termination of this Agreement pursuant to Sections 3.2, 3.3 or 3.4 below, the Services performed by the Company shall be assumed by JALIC or JALIC's designee. In such event of termination, the Company shall cooperate in the transfer of services and the applicable books and records maintained by the Company pursuant to Section 1.6 hereof to JALIC or JALIC's designee, so that JALIC or its designee will be able to perform the Services required under this Agreement following termination of this Agreement.

         3.2 Termination for Breach. In the event of a breach by either Party of any obligation of any provision of this Agreement, the non-breaching Party shall give written notice of breach to the breaching Party detailing the nature of such breach in sufficient detail to allow the breaching party to cure, if cure is possible. If a material breach of any material obligation is not cured by the breaching Party within 30 days after such notice of breach, then the non-breaching Party may terminate this Agreement by giving notice of termination to the breaching Party. Such termination shall be effective on notice of termination by the non-breaching Party to the breaching Party.

         3.3 Termination for Receivership. In the event of a receivership or insolvency of either Party, this Agreement may be terminated immediately by the other Party upon written notice.

         3.4 Other Termination Events. This Agreement may be terminated at any time upon the mutual written consent of the Parties hereto, which writing shall state the effective date of termination.


                                    ARTICLE 4

                                 REPRESENTATIONS

                  THERE ARE NO REPRESENTATIONS OR WARRANTIES BY THE COMPANY OR ITS AFFILIATES WITH RESPECT TO THE SERVICES, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE ASSET PURCHASE AGREEMENT AND THE ANCILLARY AGREEMENTS. NO REPRESENTATION OR WARRANTY SHALL BE IMPLIED UNDER THIS AGREEMENT OR AT LAW, INCLUDING, WITHOUT LIMITATION, WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AS TO THE SERVICES.

                                    ARTICLE 5

                             INDEPENDENT CONTRACTOR

         The Company and its Affiliates shall be independent contractors to JALIC and its Affiliates with respect to the performance of the Services hereunder. Nothing contained in this Agreement shall make the Company, its Affiliates or their employees the employees of JALIC.

                                    ARTICLE 6

                              INTENTIONALLY DELETED

                                    ARTICLE 7

                                  FORCE MAJEURE

         The Company and its Affiliates shall not be liable for its or their failure to perform hereunder to the extent that such performance is made impracticable, delayed or prevented, in whole or in part, due to any acts of God; fires; wars; Laws or Orders, whether valid or invalid (including, without limitation, requisitions, allocations and price adjustment restrictions); or inability to obtain or unavoidable delay in obtaining necessary power. The Company and its Affiliates shall use commercially reasonable efforts (which shall be substantially similar to those used by the Company immediately prior to the date hereof) to minimize the likelihood of any damage, loss of data, delay or error resulting from such occurrence beyond its or their control. If the Company or its Affiliates fails to perform hereunder as a result of any occurrence described in the preceding sentence, the Company shall (i) give written notice to that effect to JALIC within 10 days after such occurrence together with a statement setting forth reasonably full particulars concerning such occurrence and (ii) during the period any Service required to be provided hereunder cannot be provided as a result of such occurrence, use reasonable efforts to remedy such occurrence. To the extent required by any such occurrence, the performance by the Company or its Affiliates hereunder shall be suspended during the continuance of any such occurrence and this Agreement shall otherwise remain unaffected. If such occurrence is remedied during the time that any Service affected by such occurrence is required to be provided under this Agreement, the Company or its Affiliates shall promptly notify JALIC and any such suspension shall end.

                                    ARTICLE 8

                                  HOLD HARMLESS

         The Company shall indemnify and hold JALIC and each of its Affiliates harmless from any and all damages, claims, suits, actions, causes of action, proceedings, investigations, losses, liabilities, assessments, judgments, deficiencies and expenses (including, without limitation, reasonable legal, accounting and other professional expenses) ("Liabilities") directly arising from the Company's or its Affiliates breach of any provision of this Agreement, including any act of negligence, bad faith or willful misconduct of the Company in providing the Services. The indemnification provisions under this Article 8 shall survive the term of this agreement for all Liabilities arising from omissions or acts committed during such term.

                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), or sent by certified, registered or express mail, postage prepaid and return receipt requested, or transmitted by facsimile (with a copy of such notice or other communication and a confirmation of transmission sent by certified, registered, or express mail, postage prepaid and return receipt requested no later than the close of business on the next Business Day following such transmission) and shall be addressed as follows:

                  when JALIC is to be notified:

                           SunAmerica Life Insurance Company
                           1 SunAmerica Center, Century City
                           Los Angeles, CA 90067-6022
                           Attention:  General Counsel
                           Facsimile No.: (310) 772-6574

                  With a copy to:

                           SunAmerica Life Insurance Company
                           1 SunAmerica Center, Century City
                           Los Angeles, CA 90067-6022
                           Attention:  Controller
                           Facsimile No.: (310) 772-6684

                  and

                           O'Melveny & Myers
                           1999 Avenue of the Stars
                           Suite 700
                           Los Angeles, CA 90067
                           Attention:  Robert D. Haymer, Esq.
                           Facsimile No.: (310) 246-6779

                  when the Company is to be notified:

                           John Alden Life Insurance Company
                           7300 Corporate Center Drive
                           Miami, FL  33126-1223
                           Attention:  General Counsel
                           Facsimile No.: (305) 715-1342

                  With copies to:

                           John Alden Financial Corporation
                           7300 Corporate Center Drive
                           Miami, FL  33126-1223
                           Attention:  General Counsel
                           Facsimile No.: (305) 715-1497

                           Dewey Ballantine
                           1301 Avenue of the Americas
                           New York, NY 10019-6092
                           Attention:  William W. Rosenblatt, Esq.
                           Facsimile No.: (212) 259-6333

A Party may, by notice given in accordance with this Section 9.1 to the other Party, designate another address or person to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted. Each notice transmitted in the manner described in this Section 9.1 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), transmitted to the addressee (if transmitted by facsimile and subject to delivery of the mailed copy thereof) or the affidavit of the messenger (if transmitted by personal delivery) (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

         9.2 Entire Agreement. This Agreement (including the Schedules attached hereto), the Asset Purchase Agreement (including the Ancillary Agreements and the Annex, Exhibits and Schedules attached hereto), the Assumption Reinsurance Agreement and the Indemnity Reinsurance Agreement contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous agreements, representations, warranties and understandings, whether written or oral, by or between the Parties with respect to the subject matter hereof. Nothing contained in this Agreement or any of the Schedules hereto shall constitute or be interpreted or construed as an admission by any Party or any of its Affiliates of liability to third parties, whether under any Laws or ordinances or otherwise, or as an admission that any Party or any of its Affiliates are in violation of or have ever violated any such Laws. Notwithstanding anything contained in this Section 9.2 to the contrary, any inconsistencies between this Agreement and the Indemnity Reinsurance Agreement shall be governed by the terms of the Indemnity Reinsurance Agreement. In the event of any conflict between this Agreement, the Indemnity Reinsurance Agreement and the Asset Purchase Agreement as to the rights or obligations of JALIC or the Company, the Asset Purchase Agreement shall control. In the event of any ambiguity in this Agreement as to the rights or obligations of JALIC or the Company, the Asset Purchase Agreement shall control.

         9.3 Amendments. No addition to, and no cancellation, renewal, extension, modification or amendment of, or approvals under, this Agreement shall be binding upon a Party unless such addition, cancellation, renewal, extension, modification, amendment, or approval is set forth in a written instrument which states that it adds to, amends, cancels, renews or extends this Agreement or grant an approval hereunder and which is executed and delivered on behalf of each Party by an officer of, or attorney-in-fact for, such Party.

         9.4 Waivers. No waiver of any provision of this Agreement shall be binding upon a Party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such Party by an officer of, or attorney-in-fact for, such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time or at any time) nor the delay or failure (at any time or for any period of time) to exercise any right, power or remedy shall operate as a waiver of, the right to exercise, or impair, limit or restrict the exercise by, any Party of any such right, power or remedy any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

         9.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAWS. Each Party consents and submits to the non-exclusive personal jurisdiction of any federal court in the State of Delaware in respect of any proceeding for the sole purpose of injunctive relief or to enforce an arbitration award under Section 9.6 hereof. Each Party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable Laws. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in federal court in the State of Delaware and any claim that it may now or hereafter have that any such proceeding in any such court has been brought in an inconvenient forum.

         9.6 Arbitration. The Parties acknowledge and agree that the transactions contemplated herein substantially affect and impact interstate commerce. Therefore, all disputes or differences between JALIC and the Company arising under or which are related to this Agreement upon which an amicable understanding cannot be reached within 30 days shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided, and judgment upon the award entered by the Arbitrators (as defined below) may be entered in any court having jurisdiction thereof. The Arbitrators provided for herein shall construe this Agreement in light of the prevailing custom and practices for transactions of a similar nature in the insurance industry. The "Arbitrators" shall consist of one neutral arbitrator (or as provided below, three neutral arbitrators). The Parties agree that the arbitration, if implemented under this Agreement, shall be held at a site selected by the Arbitrators. The Parties agree to arbitrate within 90 days following the transmittal of written demand of either Party to arbitrate any dispute arbitrable under this Agreement. The Parties will in good faith, within 15 days following notice of written demand to arbitrate attempt to agree on a single Arbitrator. If the Parties cannot within 15 days thereafter agree on a single Arbitrator, each of the Parties shall appoint an Arbitrator, notifying the other Party of the name and address of such Arbitrator. The Arbitrators appointed by each Party shall agree upon and appoint a third neutral Arbitrator. If either Party shall fail to appoint an Arbitrator as herein provided, or should the two Arbitrators so named fail to select the third Arbitrator within 30 days after their appointment, then, in either event, the President of the American Arbitration Association or its successor shall appoint such second and/or third Arbitrator. A decision of a majority of the Arbitrators shall be final and binding and there shall be no appeal therefrom. The Arbitrators shall within 45 days after the last hearing enter an award and the award shall be supported by a written opinion. The fees of the Arbitrators and the direct costs of the arbitration shall be shared equally by the Parties; all other costs of the respective Parties, including without limitation fees and expenses of the respective Party's attorneys, witnesses and discovery shall be paid by the respective Party, except to the extent that the Arbitrators otherwise direct based on the equities of the situation. The arbitration shall be held in New York, New York, unless otherwise agreed between the Parties.

         9.7 Certain Definitions. Capitalized terms used herein without definition shall have the meaning ascribed to them in the Asset Purchase Agreement.

         9.8 Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, neither the Company nor JALIC shall assign any of its rights or delegate any of its duties hereunder (in whole or in part and by operation of Law or otherwise) without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld. Any other assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of the other Party, if such consent is required hereby, shall be void. Notwithstanding the foregoing, the Company may subcontract all or part of the Services hereunder to a third party without JALIC's consent. No Person (including, without limitation, any employee of a Party) shall be, or be deemed to be, a third party beneficiary of this Agreement.

         9.9 Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

         9.10 Headings. The headings in this Agreement have been inserted for convenience of reference only, and shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

         9.11 Counterparts. This Agreement may be executed by the Parties in any number of counterparts, each of which when so executed and delivered shall constitute an original instrument, but all such counterparts shall together constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by all of the Parties at such time as counterparts shall have been executed and delivered by both of the Parties, regardless of whether each of the Parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of both of the Parties.

         9.12 Further Assurances. Subject to the provisions of this Agreement, JALIC and the Company will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to provide the Services required herein. With regard to any matters not expressly stated herein, the Parties to this Agreement agree to furnish such information, to execute such additional documents, and to cooperate with each other as may be reasonably necessary to carry out the purposes of this Agreement, in accordance with industry practice for transactions of this kind.



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
If either Party becomes aware that any Action has been or is about to be initiated with respect to the Policies, or any other matter reasonably related thereto, it shall inform the other Party as soon as practicable. The Parties agree to cooperate in furnishing to each other any files or other information needed by the other to respond to any Action or threatened Action.

         IN WITNESS WHEREOF, the parties have executed this Agreement.

                                 JOHN ALDEN LIFE INSURANCE COMPANY

                                 By:   /s/ Scott L. Stanton
                                       -------------------------------
                                 Title: Senior Vice President and CFO
                                       -------------------------------
                                 SUNAMERICA LIFE INSURANCE COMPANY

                                 By:   /s/ James W. Rowan
                                       -------------------------------
                                 Title: Senior Vice President
                                       -------------------------------



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                                  Schedule 1.1

                                    SERVICES

         Services with respect to the Policies transitioned to the Company as conducted by the Company shall consist of those services, and only those services, the Company or its Affiliates customarily renders for its own annuity policies. Such Services shall include:

         (a) all Policyholder services including but not limited to the following:

        1.       Billing and collection of premiums;
        2.       Payment of claims;
        3. Handling of Policyholder service requests, inquiries and complaints under the Policies;
        4. Preparation of quarterly statements of cash flow transaction data (within ten Business Days after the end of a calendar quarter) and annual financial statement data (within thirty-five calendar days after the end of the fiscal year), for inclusion in JALIC's applicable financial statements (except for statements of cash flow testing and actuarial memorandum which shall be delivered on or before March 1 of each calendar year);
        5. Administration of any agreements providing for the payment of commissions relating to the Policies;
        6.       Provision of the Monthly Accounting pursuant to Section 1.5;
        7.       Payment of agent commissions due and payable;
        8. Provision of data on reimbursement of premium taxes and provision of data on net DAC taxes, sales taxes, value added taxes or any other taxes on receipts due and payable;
        9. Preparation and mailing of quarterly or annual statements to policyholders; and
        10. Provision of such other Policyholder services on the Policies as are reasonably required or which have been previously provided by the Company or its Affiliates with respect to its own annuity policies with respect to its annuity policies which are similar to the Policies.

         (b) All other services performed by or for the Company or its Affiliates with respect to its own annuity polices similar to the Policies, including the providing of legal, compliance, actuarial, accounting, treasury, human resources and data processing services.



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